EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 10, 2004 in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-119433) and related Prospectus of MediciNova, Inc. for the registration of its common shares to be filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

San Diego, California

January 25, 2005